CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Roma Financial Corporation
Robbinsville, New Jersey


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136112) of Roma Financial Corporation of our reports dated February 28, 2008, relating to the consolidated financial statements and the effectiveness of the Corporation's internal control over financial reporting, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.



                                                /s/Beard Miller Company LLP


Beard Miller Company LLP
Pine Brook, New Jersey
March 13, 2007